AMENDMENTS TO SECURITIZATION AGREEMENTS AND WAIVER

                  AMENDMENTS TO SECURITIZATION AGREEMENTS AND WAIVER, dated as of March 10, 2000 (these "Amendments") among MERISEL AMERICAS, INC. ("Merisel Americas"), MERISEL CAPITAL FUNDING, INC. ("Merisel Capital Funding"), REDWOOD RECEIVABLES CORPORATION ("Redwood") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital").

                  WHEREAS, Merisel Americas, as originator and Merisel Capital Funding are parties to an Amended and Restated Receivables Transfer Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996, Amendment No. 2, dated as of December 19, 1997 and Amendment No. 3, dated as of July 31, 1998 (the "MAI Transfer Agreement");

                  WHEREAS, Merisel Capital Funding, as seller (in such capacity, the "Seller"), Redwood as purchaser (in such capacity, the "Purchaser"), GE Capital, as operating agent (in such capacity, the "Operating Agent") and collateral agent (in such capacity, the "Collateral Agent") and Merisel Americas, as servicer (in such capacity, the "Servicer") are parties to an Amended and Restated Receivables Purchase and Servicing Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996, Amendment No. 2, dated as of December 19, 1997, Amendment No. 3, dated as of July 31, 1998, Amendment No. 4, dated as of February 22, 1999, Amendment No. 5, dated as of May 12, 1999 and Amendment No. 6, dated as of August 13, 1999 (the "Purchase Agreement");

                  WHEREAS, Redwood and GE Capital, as liquidity agent (in such capacity, the "Liquidity Agent"), Operating Agent and Collateral Agent are parties to a Liquidity Loan Agreement, dated as of October 2, 1995, as amended by Amendment No. 1, dated as of July 31, 1998 (the "Liquidity Loan Agreement");

                  WHEREAS, definitions and interpretations of the Purchase Agreement and the Transfer Agreement are set forth in Annex X thereto, dated as of September 27, 1996, as amended ("Annex X," and, together with the Purchase Agreement, the MAI Transfer Agreement and the Liquidity Loan Agreement, the "Securitization Agreements"); and

                  WHEREAS, the parties hereto desire to amend the Securitization
Agreements   (such   amendments   collectively   referred  to  herein  as  these
"Amendments").

                  FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND HEREBY, AGREE AS FOLLOWS:

ARTICLE I : DEFINITIONS

SECTION 1.1 All capitalized terms used herein, unless otherwise defined, are used as defined in the Purchase Agreement.

ARTICLE II : AMENDMENT NO. 7 TO PURCHASE AGREEMENT

SECTION 2.1 The Purchase Agreement is hereby amended by adding Exhibit K to read as set forth in Annex 1 to this Amendment.

SECTION 2.2 Recital E of the Purchase Agreement is hereby amended by:

                           (i) adding the symbol "(i)" between the second set of
                               the words "to" and "the" which appear in the second line therein;

                           (ii)inserting  the  acronym  "MAI"  before  the  word
                               "Transfer"   which  appears  in  the  third  line
                               therein;

                           (iii)  deleting  the  words  "the   Originator"   and
                               substituting    therefor   the   words   "Merisel
                               Americas, Inc."; and

                           (iv)adding the phrase "(ii) the  Receivable  Transfer
                               Agreement, dated as of March 10, 2000, between MOCA and MCF, as amended or amended and restated from time to time (the "MOCA Transfer Agreement"), and (iii) such other receivables transfer agreement between the Purchaser and a Subsidiary of Merisel, Inc., as may be entered into from time to time and approved by the Operating Agent and Collateral Agent (the "Additional Transfer Agreement," and together with the MAI Transfer Agreement and the MOCA Transfer Agreement, the "Transfer Agreement")" after the word "Seller" which appears in the final line therein.

SECTION 2.3 Recital I of the Purchase Agreement is hereby amended by deleting the words "the Originator" and substituting therefor the words "Merisel Americas, Inc.".

SECTION 2.4       Section 2.03(a) of the Purchase Agreement is hereby amended by:

                           (i) deleting  the word  "the"  which  appears  in the
                               fourth line therein and substituting therefor the word "each"; and

                           (ii)deleting  the word  "the"  which  appears  in the
                               thirteenth line therein after the word "under" and substituting therefor the word "each".

SECTION 2.5 Section 2.04(d) of the Purchase Agreement is hereby amended by (i) replacing the word "the" before the word "Originator" in the first line thereof and substituting therefor the word "either" and (ii) replacing the word "the" before the word "Transfer" in the second line thereof and substituting therefor the word "either".

SECTION 2.6 Section 2.08 of the Purchase Agreement is hereby amended by changing the reference to 3:00 p.m.to 1:00 p.m.

SECTION 2.7       Section 4.01(q) of the Purchase Agreement is hereby amended by:

                            (i)adding the phrase  "only with  respect  to" after
                               the word "and" and before the word "those";

                           (ii)deleting   the   words   "the   Originator"   and
                               substituting    therefor   the   words   "Merisel
                               Americas, Inc."; and

                           (iii)  inserting  the acronym  "MAI"  before the word
                               "Transfer"   which  appears  in  the  fifth  line
                               therein.

SECTION 2.8 Section 4.01(u) of the Purchase Agreement is amended by changing the word "the" that appears before the word "Transfer" in the eleventh line of such definition to the word "any".

SECTION 2.9 Section 4.01(v) of the Purchase Agreement is amended by changing the word "the" that appears before the word "Transfer" in the second line of such definition to the word "any".

SECTION 2.10 Section 4.01(bb) of the Purchase Agreement is hereby amended by deleting each occurrence of the words "the Originator" and substituting therefor the words "Merisel Americas, Inc."

SECTION 2.11      Section 5.02 of the Purchase Agreement is hereby amended by:

                           (i) deleting the word "and" after subclause (j);

                           (ii)striking  the  period  after  subclause  (k)  and
                               adding a semi-colon and the word "and"; and

                           (ii)adding subclause (l) to read as follows:

                           "as soon as available, a Weekly Availability Report in the Form of Exhibit K.

SECTION 2.12 Section 5.02(a) of the Purchase Agreement is amended and restated to read as follows:

                            (a)an  Investment  Base  Certificate  in the form of
                               Exhibit C weekly, as soon as available, and in any event within three Business Days after the end of each week, no later than 11:00 a.m. New York time on the day required.

SECTION 2.13 Section  5.03(h)(i) of the Purchase  Agreement is hereby amended by
(i) replacing the word "the" before the word "Originator" in the second line thereof and substituting therefor the word "either", (ii) replacing the word "the" before the word "Transfer" in the third line thereof and substituting therefor the word "either" and (iii) replacing the word "the" before the word "Subordinated" in the third line thereof and substituting therefor the word "either".

SECTION 2.14 Section 6.02(a) of the Purchase Agreement is amended by changing the reference to 10:00 a.m.to 1:00 p.m.

SECTION 2.15 Section  6.02(a)(vi) of the Purchase Agreement is hereby amended by
(i) replacing the word "the Originator" before the word "made" in the first line thereof and substituting therefor the words "Merisel Americas, Inc.", (ii) inserting the acronym "MAI" before the word "Transfer" in the third line thereof and (iii) replacing the words "the Originator" before the word "for" in the fourth line thereof and substituting therefor the words "Merisel Americas, Inc.".

SECTION 2.16 Section 6.03 of the Purchase Agreement is amended to changing the reference to 12:00 p.m. to 1:00 p.m.

SECTION 2.17 Section 7.04 of the Purchase Agreement is hereby amended by deleting the words "the Originator" after the word "is" and before the word "or" and substituting therefor the words "Merisel Americas, Inc.".

SECTION 2.18 Section 7.06(f) of the Purchase Agreement is hereby amended by inserting the acronym "MAI before the word "Transfer" in the third line thereof.

SECTION 2.19 Section 8.01(b) of the Purchase Agreement is hereby amended by deleting the word "the" which appears in the first line therein and substituting therefor the words "each".

SECTION 2.20      Section 9.01 of the Purchase Agreement is hereby amended by:

                            (i)adding the word "or" after subclause (w); and

                           (ii)adding subclause (x) to read as follows:

                           "if the non-consolidation  opinion of special counsel
                  to Merisel Americas between Merisel Americas, Inc. and the Seller, in form and substance satisfactory to the Operating Agent and its counsel is not received by the Operating Agent within 60 days of the effective date of the Amendments to Securitization Agreements and Waiver, dated as of March 10, 2000, among Merisel Americas, Inc., the Seller, the Purchaser, the Collateral Agent and the Operating Agent.

SECTION 2.21 Section 14.03(a) of the Purchase Agreement is hereby amended by deleting the phrase "after a termination event".

SECTION 2.22      Schedule 3 of the Purchase Agreement is hereby amended by:

                           (i) deleting  the  definition  of "Daily  Margin" and
                               substituting therefor the following definition of "Daily Margin":

                           "`Daily  Margin'"  means as of any date, a percentage
                  per annum (the "Reference Percentage") divided by 360, which Reference Percentage shall be determined by reference to the Daily Margin Fixed Charge Coverage Ratio for the most recent four fiscal quarters of the Parent for which financial results are required to be delivered pursuant to Section 5.02(c) or
                  (e), as the case may be, of this Agreement ended on or most recently prior to such date as set forth below:

                                                   MARGIN LEVEL
                  Daily Margin                                      Reference
                  Fixed Charge Coverage Ratio                       Percentage
                  Level I                                             3.00%
                           Less than or equal to 0.40 x
                  Level II                                            2.25%
                           Greater than 0.40 x, but less than or equal to
                           0.70 x
                  Level III                                            1.75%
                           Greater than 0.70 x, but less than or equal to
                           1.00 x
                  Level IV                                             1.00%
                           Greater than 1.00 x

                  The Daily Margin shall be (i) calculated for the four preceding fiscal quarters of the Parent for which financial results are required to be delivered pursuant to Section 5.02

                  (c) or (e), as the case may be, of this Agreement and (ii) determined by reference to the Daily Margin Fixed Charge Coverage Ratio in effect from time to time; provided, that (A) no change in the Daily Margin shall be effective until three Business Days after the date on which the Operating Agent and the Purchaser receive financial statements pursuant to Section 5.02(c) or Section 5.02(e) and a certificate of the chief financial officer of the Parent demonstrating the computation of the Daily Margin Fixed Charge Coverage Ratio, (B) if the Operating Agent and the Purchaser have not received the information described in clause (A) of this proviso within ten days of the day required under Section 5.02(c), or Section 5.02(e), as the case may be, or if a Termination Event or Incipient Event has occurred and is continuing, the Daily Margin shall be determined by reference to Level I for so long as such information has not been received by the Operating Agent and Purchaser or such Termination Event or Incipient Event continues; and (C) until May 15, 2000, the Daily Margin shall be determined by reference to Level II; and

                           (ii)amending and restating  the  definition of "Daily
                               Margin Fixed Charge Coverage Ratio" to read as follows:

                           "Daily Margin Fixed Charge  Coverage Ratio" means the
                  Fixed Charge Coverage Ratio then in effect in accordance with Exhibit H.

SECTION 2.23 Schedule 7 of the Purchase Agreement is hereby amended by adding subclause 7 to read as follows:

                  "Receivables Transfer Agreement
                  Dated as of March 10, 2000
                  Merisel Capital Funding, Inc. as Buyer
                  MOCA, as Seller".

SECTION 2.24 Exhibit H of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                           (a) All  covenants  (i)  shall be  calculated  on the
                  basis of the financial ratios and net worth percentages for the most recent four consecutive fiscal quarters just completed for which financial results are required to be delivered pursuant to Section 5.02(c) or (e), as the case may be, of this Agreement, and (ii) shall be calculated on a quarterly basis. For purposes of determining the covenants set forth in this Exhibit H, Funded Debt shall include any notes, bonds, certificates or other interests issued in securitization of assets of the Parent or any of its Subsidiaries and principal of such securities and Cash Interest Expense shall include any payments or distributions in respect of interest on such securities. The Fixed Charge Coverage Ratio, Minimum EBITDA and Tangible Net Worth covenants with respect to any four fiscal quarters (i) ending before the Second Quarter of 2000 are to be calculated on a pro-forma basis excluding the reserve of $21 million relating to the loss recorded by the Parent in connection with the

                  Turnberry Settlement (except to the extent of any net insurance proceeds, if any, collected in connection with the Turnberry Settlement) and (ii) ending before the First Quarter of 2001 are to be calculated on a pro forma basis excluding $10 million relating to the restructuring plan announced by the Parent in the Fourth Quarter of 1999.



                          Covenant                              Covenant Level
I.         Parent         Fixed Charge Coverage Ratio (minimum)
                          Fourth Quarter of 1997                 1.00 to 1.00
                          First Quarter of 1998                  1.00 to 1.00
                          Second Quarter of 1998                 1.00 to 1.00
                          Third Quarter of 1998                  0.85 to 1.00
                          Fourth Quarter of 1998                 0.70 to 1.00
                          First Quarter of 1999                  0.46 to 1.00
                          Second Quarter of 1999                 0.60 to 1.00
                          Third Quarter of 1999                  0.40 to 1.00
                          Fourth Quarter of 1999                 0.45 to 1.00
                          First Quarter of 2000                  0.35 to 1.00
                          Second Quarter of 2000                 0.45 to 1.00
                          Third Quarter of 2000                  0.70 to 1.00
                          Fourth Quarter of 2000                 1.00 to 1.00
                          Each Quarter Thereafter                1.10 to 1.00
II.        Seller         Net Worth Percentage (minimum)         15%
III.       Parent         Tangible Net Worth                     Covenant Level


                          Measurement Period
                          First Quarter of 2000                   $80,000,000

                          Second Quarter of 2000                   75,000,000

1 Commencing with the First Quarter of 2001, Tangible Net Worth on the last day of each fiscal quarter shall be not less than the minimum Tangible Net Worth of the Parent required pursuant to this Covenant III for the immediately prceding fiscal quarter, plus 50% of Net Income for the fiscal quarter then ended.

                          Third Quarter of 2000                    80,000,000

                          Fourth Quarter of 2000                   90,000,000

                          Each Quarter Thereafter        90,000,000 plus 50% of
                          (commencing First Quarter       Net Income for fiscal
                           of 2001)1                      quarter then ended

IV.        Parent         Minimum EBITDA                  Covenant Level


                          Measurement Period
                          Third Quarter of 1999                    36,000,000

                          Fourth Quarter of 1999                   35,000,000

                          First Quarter of 2000                    30,000,000

                          Second Quarter of 2000                   35,000,000

                          Third Quarter of 2000                    50,000,000

                          Fourth Quarter of 2000                   65,000,000

                          Each Quarter Thereafter                  85,000,000

                                              [END OF CHART]


                  Capitalized terms used above and not otherwise defined below shall have the meanings specified in Annex X to the Purchase Agreement.

                           "Capital Expenditures" means all payments for any fixed assets or improvements or for replacements, substitutions, or additions thereto, which are required to be capitalized in accordance with GAAP, including, without limitation, any such expenditures financed by the proceeds received from the sale of Receivables under the Transfer Agreement, but excluding expenditures under (i) Capital Leases and (ii) financed by the incurrence of Debt (other than pursuant to the Inventory Facility).

                           "Cash Interest Expense" means, with respect to the
Parent and its consolidated subsidiaries for any period, (i) the sum of the amount of cash interest payable on all Debt of the Parent and its consolidated Subsidiaries (other than interest expense eliminated in consolidation in accordance with GAAP) and (ii) Redwood Yield, if any, for such Person.

                           "EBITDA" means, for any Person with respect to any
period, (a) consolidated net income of the Parent and its consolidated subsidiaries for such period, plus to the extent deducted in determining net income, (b) the sum of (i) the Parent's and its consolidated subsidiaries' depreciation and amortization for such period, (ii) Cash Interest Expense for such period, (iii) any provision for taxes based on income or profits that was deducted in computing consolidated net income for such period, and (iv) any other non-cash charges.

                           "Fixed Charges" means, with respect to the Parent's
for any period, the sum of the following amounts payable during such period by the Parent's and its consolidated subsidiaries: (i) Cash Interest Expense in respect of Debt; (ii) regularly scheduled principal payments on Funded Debt; and
(iii) cash taxes.

                           "Fixed Charge Coverage Ratio" means with respect to
the Parent and its consolidated subsidiaries, the ratio of (i) EBTDA to (ii) Fixed Charges plus Capital Expenditures.

                           "Funded Debt" means, with respect to any Person and
its consolidated subsidiaries, all Debt of such Person and its consolidated subsidiaries which by the terms of the agreement governing or instrument evidencing such Debt matures more than one year from or is directly or indirectly renewable or extendable at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendable beyond one year at the option of such Person and its consolidated subsidiaries.

                           "Net Income" means, for the Parent with respect to
any period, the consolidated net income of the Parent and its consolidated subsidiaries.

                           "Net Worth Percentage" means a fraction (expressed
as a percentage) (i) the numerator of which is the excess of assets over liabilities, each determined in accordance with GAAP on a basis consistent with the last audited financial statements and (ii) the denominator of which is the Outstanding Balance of Transferred Receivables.

                           "Tangible Net Worth" means, with respect to the
Parent and its consolidated subsidiaries, assets minus liabilities.

ARTICLE III  : AMENDMENT NO. 3 TO ANNEX X

SECTION 3.1       Annex X is hereby amended by:

(i)      adding the following definitions:

                           "MAI Secured  Obligations"  means all  obligations of
                  every nature of the Originator now or hereafter existing, under the MAI Transfer Agreement and any promissory note or other document or instrument delivered pursuant to such documents, and all amendments, extensions or renewals thereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from MCF as a preference, fraudulent transfer to otherwise.

                           "MAI Subordinated  Note" has the meaning specified in
                  Section 2.01(c) of the MAI Transfer Agreement.

                           "MAI Transfer Agreement" means the Amended and
                  Restated Receivables Transfer Agreement, dated as of September 27, 1996 as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, as amended or amended and restated from time to time, between Merisel Americas, Inc. and MCF.

                           "MOCA" means Merisel Open Computing Alliance, Inc. a
                  Delaware corporation.

                           "MOCA Effective Date" means the effective date of the
                  MOCA Transfer Agreement.

                           "MOCA Secured  Obligations"  means all obligations of
                  every nature of the Originator now or hereafter existing, under the MOCA Transfer Agreement and any promissory note or other document or instrument delivered pursuant to such documents, and all amendments, extensions or renewals thereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from MCF as a preference, fraudulent transfer or otherwise.

                           "MOCA Subordinated Note" has the meaning specified in
                  Section 2.01(c) of the MOCA Transfer Agreement.

                           "MOCA  Transfer   Agreement"  means  the  Receivables
                  Transfer Agreement, dated as of March 10, 2000, as amended or amended and restated from time to time, between MOCA and MCF.

                           "Net Worth Percentage" means a fraction (expressed as
                  a percentage) (i) the numerator of which is the excess of assets over liabilities, each determined in accordance with

                  GAAP on a basis  consistent  with the last  audited  financial
                  statements   and  (ii)  the   denominator   of  which  is  the
                  Outstanding Balance of Transferred Receivables.

(ii) adding the following text to the cover of Annex X after the date "September 27, 1996":

                                      "AND

                            RECEIVABLES TRANSFER AGREEMENT

                                    Dated as of

                                   March 10, 2000".

(iii) amending the definition of "Adjusted Generated Receivables" by deleting the word "the" before the word "Originator" and substituting therefor the word "each".

(iv) the definition of "Contract" is hereby amended (i) deleting the words "an Obligor" in the second line hereof and replacing such words with the words "a Person" and (ii) deleting the words "such Obligor" in the second line thereof and replacing such words with the words "such Person".

(v) amending the definition of "Contributed Receivable" by inserting the acronym "MAI" before the word "Transfer" and after the word "the".

(vi) amending the definition of "Credit and Collection Policies" by deleting the word "the" before the word "Originator" and substituting therefor the word "each".

(vii) amending the definition of "Effective Date" by adding the phrase "(i) in the case of MAI," after the word "means" and the phrase "and (ii) in the case of MOCA, the date of the MOCA Transfer Agreement" after the word "Agreement".

(viii) amending the definition of "Eligible Receivable" by (a) adding the word "applicable" before the word "Transfer" after the word "the" in subclause (e) and (b) amending and restating subclause (f) to read as follows: "(f) which complies with such other criteria and requirements as the Operating Agent may from time to time specify to the Seller or the Originator upon prior written notice and in its reasonable credit discretion.

(ix) amending the definition of "MCF" by deleting the phrase "as a purchaser and transferee of Transferred Receivables under the Transfer Agreement and the Seller under the Purchase Agreement" and substituting therefor the phrase ", a Delaware corporation".

(x) amending the definition of "Obligor" by (i) deleting the words "this Section 1" and substituting therefor the words" Annex X" and (ii) inserting at the end thereof the following sentence.

                                    "Unless otherwise stated, the term "Obligor"
                  of any Receivable refers to both the Original Obligor that owes such Receivable and, if applicable, the Floor Plan Obligor that finances, or may finance, such Receivable."

(xi) amending the definition of "Orders" by deleting the word "the" before the word "Transfer" and substituting therefor the word "each".

(xii) amending the definition of "Original  Obligor" by deleting the words "this
Section 1" and substituting therefor the words" Annex X".

(xiii) amending the definition of "Proceeds" by adding the following at the end thereof: "Provided that returned goods, for all purposes other than Section 2.02 of each Transfer Agreement and Section 8.01 of the Purchase Agreement or inventory shall not constitute Proceeds to the extent the Billed Amount thereof less all collections thereof have been paid to MCF in accordance with Section
4.04 of either Transfer Agreement."

(xiv) amending the definition of "Originator" by deleting the word "initially", adding the phrase "(ii) Merisel Open Computing Alliance, Inc., a Delaware corporation," after the word "and" and before the symbol "(ii)", and deleting the symbol "(ii)" and substituting therefor the symbol "(iii)".

(xv) amending the definition of "Purchase Agreement" by adding the phrase "as the same may be amended from time to time" after the word "Servicer".

(xvi) amending and restating the definition of "Receivable" to read as follows:

                                    "Receivable" means

                                    (a)   indebtedness   of  a  Person  (whether
                  constituting an account, chattel paper, instrument or general intangible) arising from the sale by an Originator of goods, merchandise or inventory to such Person or the provision by an Originator of services, related to the processing of payments for a Person, including the right to payment of any interest or finance charges and other obligations of such Person with respect thereto including, without limitation, (i) the indebtedness of any Person under an agreement (including an invoice), pursuant to which such Person is obligated to pay an Originator from time to time, arising from a sale of merchandise by an Originator to such Person, including without limitation any such indebtedness which may be financed by any other Person, and (ii) the indebtedness of any Person arising from the sale by the Originator of any indebtedness referred to in clause (i) above to such Person under the agreement or arrangement of the type described in clause (c) hereof relating to such indebtedness.

                                    (b) all  security  interests  or  liens  and
                  property subject thereto from time to time securing or purporting to secure payment by such Person; provided that, except for the purposes of Section 2.02 of each Transfer Agreement and Section 8.01 of the Purchase Agreement, (i) Returned Goods (as defined in the Intercreditor Agreement) therein ceases to exist and (ii) returned goods or inventory related to an Originator shall not constitute a "Receivable" to the extent the Billed Amount of the Receivable created in connection with the sale of such goods or inventory less all Collections thereon have been paid to MCF in accordance with
                  Section 4.04 of the relevant Transfer Agreement.

                           (c)  all  rights  under  any  floor  plan  repurchase
                  agreements, repurchase agreements, inventory financing agreements, and other floor plan agreements, and all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangement of whatever character, in each case from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

                           (d) all Collections with respect to any of the
                               foregoing.

                           (e) all Records with respect to any of the foregoing;
                               and

                           (f) all Proceeds of any of the foregoing."

Notwithstanding anything to the contrary expressed or implied by the foregoing, indebtedness or other obligations of a vendor or seller of merchandise, goods or inventory relating to credits, discounts, rebates, refunds and incentive payments shall be excluded from this definition of "Receivable".

(xvii) amending the definition of "Related Documents" by deleting the word "the" before the word "Transfer" and substituting therefor the word "each".

(xviii)           amending and restating the definition of "Reserves" to read as follows:

                  "Reserves" means, for any day, the sum of the Concentration Discount Amount, the Defective Goods Reserve, the Refused Shipment Reserve, the Price Protection Reserve and such other reserves as the Operating Agent may establish from time to time in its reasonable credit discretion.

(xix)   amending  the   definition  of  "Servicer"  by  deleting  the  word  the
"Originator" and substituting therefor the words "Merisel Americas, Inc.".

(xx)  amending  the   definition  of  "Sold   Receivable"  by  adding  the  word
"applicable" before the word "Transfer".

(xxi)    amending and restating the term "Subordinated Note" to read as follows:

                  "Subordinated Note" means, as applicable, the MAI Subordinated Note, the MOCA Subordinated Note, or a subordinated note between MCF and an additional originator as may be approved by the Operating Agent in its sole discretion.

(xxii) amending and restating the definition of "Transfer Agreement" it in its entirety to read as follows:

                  "means individually or collectively, as the case may be, or the context may require (i) the MAI Transfer Agreement, (ii) the MOCA Transfer Agreement, and (iii) such other receivables transfer agreement between an Originator and MCF, as shall be approved by the Operating Agent and as may be amended or amended and restated from time to time".

(xxiii)           amending the definition of "Transferred Receivable" by adding the word "applicable" before the word "Transfer".

ARTICLE IV  : AMENDMENT NO. 4 TO MAI TRANSFER AGREEMENT

SECTION 4.1 Article I of the MAI Transfer Agreement is hereby amended by adding Section 1.03 to read as follows:

                  "Definition of Receivables, Transferred Receivable and Contract. Whenever the terms "Receivables", "Transferred Receivable" or "Contract" are used herein, such terms shall mean only those Receivables, Transferred Receivables or Contract (as such terms are defined in Annex X) originated by Merisel Americas, Inc., and no other Subsidiary of Merisel, Inc."

SECTION  4.2  Section   2.01(b)  is  amended  by  deleting  the  word  "opening"
immediately preceding the words "of business" and replacing such word with the word "close".

SECTION 4.3       Section 2.01(c) of The MAI Transfer Agreement is hereby
amended by:

(i) amending and restating the phrase "Subordinated Note" to read "MAI Subordinated Note" each time such term is used in the MAI Transfer Agreement.

(ii) adding the phrase ", and provided further that, in any event, the indebtedness under the MAI Subordinated Note shall not be increased on any day if such increase would interfere with the transfer of receivables by MOCA to MCF" after the number "15%".

SECTION 4.4       Section 2.02 is amended and restated in its entirety to read:

                                    "(a)  It is the  intention  of  the  parties
                  hereto that each transfer of Receivables to be made hereunder shall constitute a purchase and sale, and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any transaction provided for hereby constitutes a loan and not a purchase and sale or for any reason such purchase and sale is not effective, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that the Originator shall be deemed to have granted to MCF and the Originator hereby grants to MCF for such purpose a first priority security interest in all of the Originator's right, title and interest in, to and under the Receivables transferred hereunder (or any other Receivables which would have been transferred hereunder if the transactions contemplated hereunder were deemed to be a purchase or sale and not a loan), all payments of principal, interest, fees, charges and indemnities on or under such Receivables and all Proceeds of any such Receivables as security for the prompt payment or performance when due, whether at stated maturity, by acceleration or otherwise of all MAI Secured Obligations.

                           (b) To the extent a Receivable  relates to a returned
                  good or inventory, the security interest granted under this Agreement with respect thereto shall terminate and MCF shall automatically release such security interest immediately upon the payment to MCF of the Billed Amount of the Receivable relating to such returned good or inventory less all Collections thereon in accordance with Section 4.04 of this Agreement and MCF shall, at the request of the Originator, provide such additional documentation requested by the Originator to evidence such release of the security interest."

SECTION 4.5 Section 4.01(a)(ii) is hereby amended by inserting the text "to which it is a party" immediately following the words "Related Documents".

SECTION 4.6 Sections 4.01(a)(ii) through 4.01(a)(v) and Sections 4.01(a)(viii), 4.01(a)(xiv) and 4.01(b)(xv) are each hereby amended by inserting the words "to which it is a party" immediately following each occurrence of the words "Related Documents".

SECTION 4.7 Section 4.01(a)(xxiii) is hereby amended by deleting the text "G" immediately following the word "Regulations" and replacing such text with the text "T".

SECTION 4.8 Section 4.02(d)(i) is hereby amended by inserting the words "to which it is a party" immediately following the words "Related Documents".

SECTION 4.9 Section 4.02(d)(ii) is hereby amended by replacing the words "the Seller" with the text "MCF".

SECTION  4.10 Section  4.02(k)(iii)  is hereby  amended by  inserting  the words
"Merisel Open Computing Alliance, Inc. and" immediately following the words "Receivables from the Originator and".

SECTION 4.11 Section 4.02(n) is hereby amended by inserting the words "to which the Originator is a party" immediately following each occurrence of the words "Related Documents".

SECTION 4.12 Section 4.04 is hereby amended by inserting the text "(and MCF shall transfer such Receivable to the Originator)" immediately following the words "under the Subordinated Note or both".

SECTION 4.13 Section 5.01 is hereby amended by deleting each occurrence of the text "wilful" and replacing such text with the text "willful" in each instance.

SECTION 4.14 Section 6.03 is hereby amended by deleting the text "pursuant to Sections 4.01, 4.02 and 4.03" and replacing such text with the text "pursuant to Sections 4.01(b), 4.02(b) and (c) and 4.03 (a), (b) and (c)".


ARTICLE V  : AMENDMENT NO. 2 TO LIQUIDITY LOAN AGREEMENT

SECTION 5.1 Section 1.01 of the Liquidity Loan Agreement is hereby amended by adding the following definitions:

                           "MAI Transfer Agreement" means the Amended and
                  Restated Receivables Transfer Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, Amendment No. 2 and

                  Amendment No. 3, as amended or amended and restated from time to time, between Merisel Americas, Inc. and MCF.

                           "MOCA" means Merisel Open Computing Alliance, Inc., a
                  Delaware corporation.

                           "MOCA  Transfer   Agreement"  means  the  Receivables
                  Transfer Agreement, dated as of March 10, 2000, as amended or amended and restated from time to time, between MOCA and MCF.

                           "Transfer  Agreement"  means  collectively,  the  MAI
                  Transfer Agreement and the MOCA Transfer Agreement.

ARTICLE VI : WAIVER OF DEFAULT UNDER PURCHASE AGREEMENT

SECTION 6.1 The Operating Agent, the Collateral Agent and the Purchaser agree to waive compliance with the financial covenants in Exhibit H of the Purchase Agreement for the fiscal quarter ended December 31, 1999 and any Incipient Event or potential Termination Event resulting from the potential breach of the Financial Covenants contained in Exhibit H of the Purchase Agreement for the fiscal quarter ended December 31, 1999.

ARTICLE VI  : CONDITIONS PRECEDENT

SECTION 7.1 The effectiveness of these Amendments and waiver is subject to the conditions precedent that the Collateral Agent, the Operating Agent and the Purchaser shall have received each of the following, in form and substance satisfactory to each such party:

(a) A certificate of the Secretary of each of the Seller and the Servicer, dated the date of these Amendments and certifying (i) that attached thereto is a true and complete copy of a resolution of the Board of Directors of the Seller or the Servicer, as the case may be, authorizing the execution, delivery and performance of these Amendments, and all other documents required or necessary to be delivered hereunder and that such resolution has not been modified, rescinded or amended and is in full force and effect and (ii) as to the incumbency and specimen signature of each Person's officers executing these Amendments, and all other documents required or necessary to be delivered hereunder.

(b) A certificate of an officer of each of the Seller and the Servicer, dated the date of these amendments, certifying that each of the representations and warranties made by the Seller and the Servicer in these Amendments is true and correct in all material respects as of the date hereof.

(c) The opinion of counsel to the Seller, in form and substance reasonably satisfactory to the Purchaser, the Operating Agent and the Collateral Agent, as to certain matters including, without limitation, (i) the valid existence and good standing of the Seller and Servicer, (ii) the power and authority of the Seller and Servicer (or Originator, as the case may be) to execute the Amendments, (iii) the due authorization, execution and delivery of the Amendments by the Seller and Servicer (or Originator, as the case may be), (iv) the enforceability of the Amendments against the Seller and Servicer (or Originator, as the case may be), (v) that the execution and delivery of the Amendments (x) does not conflict with the organizational documents of the Seller or Servicer and (y) does not violate or constitute a default under any material financing agreements of the Seller or Servicer and (v) "true sale" opinions covering the transfers from Merisel Americas to Merisel Capital Funding and MOCA to Merisel Capital Funding.

(d) An Officer's Certificate in form and substance satisfactory to the Operating Agent to the effect that all of the representations and warranties in the Transfer Agreement and Purchase Agreement are true and correct in all material respects as of the date hereof after giving effect to this Amendment No. 7.

(e) The Seller shall pay the fees and expenses of the Purchaser incurred in connection with preparing these Amendments (including, without limitation, reasonable legal fees and expenses and all amounts due and owing under the Amendment No. 7 Fee Letter).

(f) The Operating Agent shall have received written confirmation from the Rating Agencies that these Amendments will not result in a withdrawal, downgrade or qualification of the ratings assigned to the Commercial Paper.

ARTICLE VIII : SELLER'S AND SERVICER'S REPRESENTATIONS AND WARRANTIES

SECTION 8.1 Each of the Seller and the Servicer represents and warrants that:

                   (a) these Amendments have been duly authorized, executed and delivered pursuant to its corporation power;

                   (b) these Amendments constitute its legal, valid and binding obligation subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally; and

                   (c) after giving effect to the amendments referred to herein, there does not exist any Termination Event.

ARTICLE IX:  MISCELLANEOUS

SECTION 9.1 Confirmation of Securitization Agreements. Each of the Seller and the Servicer agree that, except for the specific amendments and waiver set forth herein, nothing herein shall be deemed to be a waiver or amendment of any covenant or agreement contained in the Securitization Agreements and each of the other documents executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Transfer Agreement to "this Agreement" and in each of the other documents to be executed in connection therewith to the "Transfer Agreement," shall mean the Transfer Agreement as amended by these Amendments and as each such agreement may be hereinafter amended or restated. Each reference in the Purchase Agreement to "this Agreement" and in each of the other documents to be executed in connection therewith to the "Purchase Agreement," shall mean the Purchase Agreement as amended by these Amendments and as each such agreement may be hereinafter amended or restated. Nothing herein shall obligate the Seller, the Servicer, the Purchaser, the Operating Agent or the Collateral Agent to enter into any future amendment (whether similar or dissimilar).

SECTION 9.2 Waiver by the Seller and Servicer. Except for manifest errors on the part of the Operating Agent, each of the Seller and the Servicer hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent and the Collateral Agent arising on or prior to the date hereof in connection with the Purchase Agreement or the transactions contemplated thereunder.

SECTION 9.3 Counterparts. Delivery of an executed counterpart of a signature page to these Amendments by facsimile shall be effective as delivery of a manually executed counterpart of these Amendments. These Amendments may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.4 Governing Law. These Amendments shall be governed by, and construed in accordance with, California law.

SECTION 9.5 Effective Date of Amendments. Upon the execution and delivery of these Amendments by the parties hereto and the satisfaction of the conditions precedent set forth herein, the Purchase Agreement shall be amended by these Amendments, effective as of the date of hereof.

                                                       * * *

                  IN WITNESS WHEREOF, the Seller, the Servicer, the Collateral Agent, the Operating Agent and the Purchaser have caused these Amendments to be duly executed by their respective authorized officers as of the date and year first above written.

                   MERISEL CAPITAL FUNDING, INC.,
                   as Seller


                   By:___________________________
                   Title:
                   Name:


                   MERISEL AMERICAS, INC.,
                   as Originator and Servicer


                   By:___________________________
                   Title:
                   Name:


                   GENERAL ELECTRIC CAPITAL CORPORATION,
                   as Operating Agent and Collateral Agent


                   By:___________________________
                   Title:
                   Name:


                   GENERAL ELECTRIC CAPITAL CORPORATION,
                   as Liquidity Agent


                   By:___________________________
                   Title:
                   Name:


                   REDWOOD RECEIVABLES CORPORATION,
                   as Purchaser


                   By:___________________________
                   Title:
                   Name: